UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Effective on September 16, 2014, Republic Airways Holdings Inc. (the "Company") and two of its airline subsidiaries entered into new agreements and amended certain of their existing agreements resulting in (a) an increase in the number of aircraft to be flown for United Airlines, Inc. ("United") under the Company's United Express Agreement with United, (b) a corresponding increase in the number of aircraft to be purchased from Embraer S.A. (formerly known as Embraer-Empresa Brasileira de Aeronautica S.A.) ("Embraer") under the Company's Amended and Restated Purchase Agreement with Embraer, (c) the wind down of the Company's Capacity Purchase Agreement with United relating to the operation of its Q400 fleet, and (d) the sublease of the Q400 aircraft to Flybe Limited ("Flybe") pursuant to a Master Sublease Agreement. The material terms of each of these agreements is described below.

Amendment to the United Express Agreement

On September 16, 2014, Shuttle America Corporation, a subsidiary of the Company ("Shuttle America"), entered into a Seventh Amendment to United Express Agreement with United (the "Amendment"). The United Express Agreement was originally entered into on December 28, 2006 (as previously amended, the "UA Express Agreement"). Pursuant to the Amendment, Shuttle America agreed to operate 50 Embraer E175 aircraft (the "New Aircraft") under the United Express brand with service to start in mid-2015. The New Aircraft, which will seat 76 passengers in a two-class cabin, are expected to be phased into operation at approximately two to three New Aircraft per month beginning in mid-2015 through the third quarter of 2017. In addition to the New Aircraft, United has the option to add up to 50 additional E175 aircraft (the "Growth Aircraft") to the UA Express Agreement by providing notice to Shuttle America on or before December 31, 2016. The Amendment provides that Growth Aircraft can be sourced either from the Company’s purchase of such Growth Aircraft from Embraer or from United’s fleet or United’s purchase agreement with Embraer.

Each New Aircraft and any Growth Aircraft will be subject to the UA Express Agreement for 12 years after the date it is place in service thereunder, subject to United's right to extend the term for any group of 10 aircraft for four years. United will have the option to purchase, directly from the manufacturer, (a) the first 25 New Aircraft by notifying Shuttle America no later than December 31, 2014, and (b) the second 25 New Aircraft by notifying Shuttle America no later than December 31, 2015. United also has the option to purchase any New Aircraft or Growth Aircraft from the Company at the end of the term of the UA Agreement with respect to such aircraft for the net book value thereof.

Shuttle America also granted United a right of first refusal to perform certain maintenance on all E175 aircraft operating for United under the UA Express Agreement. The Company entered into a guarantee of Shuttle America's obligations under the UA Express Agreement.

In addition to the foregoing provisions, the Amendment extends the term of the UA Express Agreement with respect to the 38 existing E170 aircraft the Company is flying for United by approximately 3 years, with aircraft terms expiring between September 2019 and December 2022.

Amendments to Embraer Agreement

On January 23, 2013, Republic Airline Inc., a subsidiary of the Company ("Republic"), entered into an Amended and Restated Purchase Agreement COM 0190-10 (the "Embraer Agreement") with Embraer providing for, among other things, (i) the purchase 47 new E175 aircraft for delivery from 2013 through 2015 and (ii) the right to purchase 47 new E175 aircraft (the "Option Aircraft") with delivery positions exercisable beginning in 2015 for the prices and pursuant to the payment schedule set forth in the Embraer Agreement. Embraer agreed to indemnify Republic against certain losses described in the Embraer Agreement and the Company entered into a guarantee of Republic's obligations under the Embraer Agreement. The Embraer Agreement also includes provisions regarding delivery of the aircraft, certification requirements, storage charges, inspections, quality control, aircraft standards, product support and option exercise rights. The Embraer Agreement is terminable by Republic or Embraer for breach or by Republic for an excusable or non-excusable delay.
On September 16, 2014, Republic and Embraer entered into Amendment No. 7 to the Embraer Agreement (the "Seventh Amendment"). The Seventh Amendment provides for the purchase by Republic of 50 additional E175 aircraft with delivery dates between the third quarter of 2015 and the third quarter of 2017.
Amendment of Q400 Capacity Purchase Agreement
On September 16, 2014, United, the Company and Republic entered into an Amendment to Capacity Purchase Agreement (the "CPA Amendment") amending the Capacity Purchase Agreement among the parties dated as of May 1, 2012 (the "CPA"). The CPA Amendment provides for the removal from service for United all of the Q400 aircraft operating under the CPA beginning in the first quarter of 2015 and ending in the third quarter of 2016, subject to adjustment of the schedule to accommodate the parties operational schedules.
Sublease with Flybe
On September 16, 2014 Republic and Flybe entered into a Master Sublease Agreement (the "Flybe Agreement") pursuant to which Republic will sublease twenty-four (24) Q400 aircraft. Under the Flybe Agreement the subleased aircraft will be delivered for sublease by Flybe gradually, with the initial aircraft to be delivered in the first quarter of 2015 and the last aircraft to be delivered in the fourth quarter of 2017. Each aircraft will be subleased pursuant to a Sublease Supplement for a term matching Republic’s head lease, ranging from approximately two (2) years and eight (8) months to approximately six (6) years, with the last outstanding sublease terminating in the fourth quarter of 2021.
During the term, Flybe will be responsible for making rental payments at agreed upon rates. The Flybe Agreement contains provisions regarding the condition of aircraft to be delivered by Republic and returned by Flybe, the manner in which Flybe is to operate the aircraft, requirements for registration and maintenance of the aircraft, responsibility for events of loss, insurance, and inspection and access. The Flybe Agreement also provides for customary events of default, the uncured occurrence of which would allow Republic to, among other measures, repossess the aircraft and demand monetary damages.
Entry into each Sublease Supplement by the parties is conditioned upon certain customary conditions precedent.    The obligations of Flybe are guaranteed by its parent, Flybe Group plc. .
A copy of the Company's press release announcing the execution of these agreements and certain related arrangements is included as an exhibit to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1      Press Release of Republic Airways Holdings Inc. issued on September 17, 2014.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: September 22, 2014

EXHIBIT INDEX
Exhibit Number    Description
99.1    Press Release of Republic Airways Holdings Inc. issued on September 17, 2014.